Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Corporation Elects Osagie Imasogie to Board of Directors

Plymouth Meeting, PA — January 12, 2004, – Genaera Corporation (NASDAQ: GENR) today announced the election of Osagie O. Imasogie, to Genaera’s Board of Directors.

“We are pleased to welcome Osagie to the Board of Directors. We feel his extensive experience in the pharmaceutical industry will be valuable to Genaera, and look forward to drawing upon his wealth of knowledge,” commented Roy C. Levitt, M.D., President and Chief Executive Officer. “We are delighted to have him join the board to assist in guiding the further development of Genaera.”

Mr. Imasogie has over twenty years of experience in areas including healthcare and the pharmaceutical industry, business development, corporate finance, corporate law, intellectual property, and international business. Throughout his career, Mr. Imasogie has served in senior executive positions within GlaxoSmithKline, SmithKline Beecham, Endo Pharmaceuticals, The DuPont Merck Pharmaceutical Company and Price Waterhouse. Most recently, Mr. Imasogie served as the founder and Vice President of GlaxoSmithKline Ventures, GSK’s Intellectual Property Venture Capital Group. Mr. Imasogie holds advanced degrees in law from the University of Pennsylvania, School of Law, and in finance from the London School of Economics.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results and future clinical development plans and prospects for squalamine (for lung cancer, prostate cancer and in other indications), the IL-9 antibody program and the small molecule mucoregulator program. You may identify some of these forward looking-statements by the use of words in the statements such as “anticipate,” “develop,” “continuing,” and “progress,” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates, including squalamine and LOMUCIN™, may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.